UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 8, 2026

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas,	New York,	NY	10036
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code	(212)	345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $1.00 per share	MRSH	New York Stock Exchange
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 14, 2026, Marsh & McLennan Companies, Inc. (the “Company”) announced that effective April 15, Mark McGivney will be appointed Executive Vice President, Chief Operating Officer & Chief Financial Officer. Mr. McGivney has served as Senior Vice President and Chief Financial Officer of Marsh since January 2016.

On April 8, 2026, in connection with his increased responsibilities, the Compensation Committee of the Company’s Board of Directors approved the terms of Mr. McGivney’s employment as Executive Vice President, Chief Operating Officer & Chief Financial Officer. Effective April 15, 2026, Mr. McGivney will receive an annual base salary of $1,250,000. Mr. McGivney will be eligible for an annual bonus with a target of $3,450,000 commencing with the 2026 performance year (awarded in February 2027). Mr. McGivney will be eligible for a long-term incentive award with a target value of $6,300,000 commencing with the award to be made in 2027. Mr. McGivney will also receive a $10 million grant of stock units on May 1, 2026 that is scheduled to vest in three equal annual installments beginning May 15, 2027.

A copy of the press release relating to Mr. McGivney’s appointment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 Press release issued by Marsh & McLennan Companies, Inc. on April 14, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Connor Kuratek
Name:	Connor Kuratek
Title:	Deputy General Counsel and Corporate Secretary

Date: April 14, 2026